Exhibit 99.1

Virgin Galactic Announces Third Quarter 2021 Financial Results

•Commercial Service on Track for Q4 2022
•Strong Ticket Sales at Updated Pricing of $450,000 per Seat
•Demonstrates Value of Differentiated Community Experience
•Commenced Fleet Enhancement Program to Increase Flight Rate and Extend Vehicle Service Life Ahead of Commercial Launch

LAS CRUCES, N.M. – November 8, 2021 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or the "Company”) today announced its financial results for the third quarter ended September 30, 2021.

“We are entering our fleet enhancement period with a clear roadmap for increasing the durability, reliability and predictability of our vehicles in preparation for commercial service next year,” said Michael Colglazier, Chief Executive Officer of Virgin Galactic. "Demand for space travel is strong, and we've been selling seats ahead of the pace we had planned. This demonstrates the incredible market for our product and appreciation for the value of the unique experience we offer. It's a pivotal time for the Company as we transition from a prototyping space innovator to the global, scaled, commercial operation we are becoming."

Business Highlights:
•Expected start of private astronaut commercial service on track for Q4 2022.
•On July 11, 2021, successfully completed first fully crewed spaceflight, Unity 22. The flight fulfilled several test objectives including evaluating the cabin and customer experience. The livestream was watched by tens of millions around the world and brought in tens of thousands of requests for information on future Virgin Galactic spaceflights.
•In August 2021, opened sales to our Spacefarer community, the group of early hand-raisers who had reserved the right to be first in line for tickets. The Company announced a target of 1,000 reservations prior to the launch of private astronaut commercial service. Approximately 700 of these 1,000 have been sold to date. Current pricing of $450,000 per seat has been well received.
•On October 14, 2021, announced the beginning of planned vehicle enhancement period. This program will increase vehicle service life and flight-rate capability in preparation for commercial service.
•In October 2021, the Company entered into a lease agreement for a new design and collaboration center where the next generation vehicles will be designed and engineered.

Third Quarter 2021 Financial Highlights:
•Cash position remains strong at approximately $1.0 billion, which includes cash and cash equivalents of $721 million and marketable securities of $286 million as of September 30, 2021.
•In July 2021, the Company completed an “at-the-market” equity offering program (the “ATM Offering”). In connection with the ATM Offering, the Company filed a prospectus supplement with the U.S. Securities and Exchange Commission to offer and sell up to $500 million of shares of the Company’s common stock from time to time. The Company ultimately generated $500 million in gross proceeds through the sale of approximately 13.7 million shares of common stock. The Company intends to use the net proceeds generated from the ATM Offering for general corporate purposes, with a priority on expansion of its spaceship fleet.
•GAAP selling, general, and administrative expenses of $50 million, compared to $31 million in the third quarter of 2020. Non-GAAP selling, general and administrative expenses of $40 million in the third quarter of 2021, compared to $24 million in the third quarter of 2020.
•GAAP research and development expenses of $36 million, compared to $46 million in the third quarter of 2020. Non-GAAP research and development expenses of $31 million in the third quarter of 2021, compared to $41 million in the third quarter of 2020.
•Adjusted EBITDA totaled $(68) million, compared to $(66) million in the third quarter of 2020.
•Net loss of $48 million, compared to a $92 million net loss in the third quarter of 2020.
•Cash paid for capital expenditures totaled $1 million, compared to $4 million in the third quarter of 2020.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial (844) 200-6205 and enter the conference ID number 284644. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at investors.virgingalactic.com. A recording of the webcast will also be available following the conference call.

About Virgin Galactic Holdings
Virgin Galactic Holdings, Inc. is a vertically integrated aerospace and space travel company, pioneering human spaceflight for private individuals and researchers with its advanced air and space vehicles. It is developing a spaceflight system designed to connect the world to the wonder and awe created by space travel and to offer customers a transformative experience. You can find more information at https://www.virgingalactic.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Virgin Galactic Holdings, Inc. (the "Company"), including statements regarding the Company’s spaceflight systems, markets and expected flight schedule. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the factors, risks and uncertainties included in Amendment No. 2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Third Quarter 2021 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited and in thousands except for per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
		(As restated)		(As restated)
Revenue	$2,580	$—	$3,151	$238
Cost of revenue	207	—	270	173
Gross profit	2,373	—	2,881	65
Selling, general, and administrative expenses	49,859	30,936	133,276	83,738
Research and development expenses	35,593	46,075	107,859	117,276
Operating loss	(83,079)	(77,011)	(238,254)	(200,949)
Change in fair value of warrants	34,432	(15,280)	(34,650)	(341,772)
Interest income, net	234	313	766	1,979
Other income (loss), net	70	(44)	110	5
Loss before income taxes	(48,343)	(92,022)	(272,028)	(540,737)
Income tax expense	(25)	(40)	(74)	(34)
Net loss	(48,368)	(92,062)	(272,102)	(540,771)
Other comprehensive loss:
Foreign currency translation adjustment	3	48	11	(6)
Unrealized loss on marketable securities	(437)	—	(437)	—
Total comprehensive loss	$(48,802)	$(92,014)	$(272,528)	$(540,777)

Net loss per share:
Basic	(0.19)	(0.41)	(1.11)	(2.54)
Diluted	(0.32)	(0.41)	(1.11)	(2.54)

Weighted-average shares outstanding:
Basic	254,749,195	225,253,536	244,157,923	213,193,386
Diluted	255,147,228	225,253,536	244,157,923	213,193,386

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2021	December 31, 2020
	(Unaudited)	(As restated)
Assets
Current assets
Cash and cash equivalents	$702,565	$665,924
Restricted cash	18,078	13,031
Marketable securities, short-term	29,441	—
Inventories	29,306	30,483
Prepaid expenses and other current assets	8,963	18,489
Total current assets	788,353	727,927
Marketable securities, long-term	256,691	—
Property, plant, and equipment, net	48,130	53,148
Other non-current assets	24,449	22,915
Total assets	$1,117,623	$803,990
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,997	$5,998
Accrued expenses	23,298	22,982
Customer deposits	84,769	83,211
Other current liabilities	2,416	2,830
Total current liabilities	118,480	115,021
Non-current liabilities
Warrant liability	—	135,440
Other long-term liabilities	29,214	26,451
Total liabilities	$147,694	$276,912
Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding	$—	$—
Common stock, $0.0001 par value; 700,000,000 shares authorized; 257,397,850 and 236,123,659 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	25	23
Additional paid-in capital	2,013,171	1,297,794
Accumulated deficit	(1,042,846)	(770,744)
Accumulated other comprehensive income	(421)	5
Total stockholders' equity	969,929	527,078
Total liabilities and stockholders' equity	$1,117,623	$803,990

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited and in thousands)

	Nine Months Ended September 30,
	2021	2020
		(As restated)
Cash flows from operating activities
Net loss	$(272,102)	$(540,771)
Stock-based compensation	48,704	18,575
Depreciation and amortization	8,635	6,998
Change in fair value of warrant liability	34,650	341,772
Other operating activities, net	(42)	75
Change in assets and liabilities
Inventories	1,178	1,195
Other current and non-current assets	6,342	6,152
Accounts payable and accrued expenses	1,824	719
Customer deposits	2,148	(172)
Other current and non-current liabilities	3,026	2,394
Net cash used in operating activities	(165,637)	(163,063)
Cash flows from investing activity
Capital expenditures	(2,452)	(13,661)
Purchases of marketable securities	(286,132)	—
Cash used in investing activity	(288,584)	(13,661)
Cash flows from financing activities
Payments of finance lease obligations	(105)	(89)
Proceeds from issuance of common stock pursuant to stock options exercised	18,856	—
Payment of notes payable	(310)	—
Proceeds from issuance of common stock	500,000	460,200
Transaction costs	(6,753)	(20,866)
Withholding taxes paid on behalf of employees on net settled stock-based awards	(15,779)	(399)
Net cash provided by (used in) by financing activities	495,909	438,846
Net increase in cash and cash equivalents	41,688	262,122
Cash, cash equivalents and restricted cash at beginning of period	678,955	492,721
Cash, cash equivalents and restricted cash at end of period	$720,643	$754,843

Cash and cash equivalents	$702,565	$741,575
Restricted cash	18,078	13,268
Cash, cash equivalents and restricted cash	$720,643	$754,843

Use of Non-GAAP Financial Measures (Unaudited)
This press release references certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP selling, general, and administrative expense and non-GAAP research and development expense. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation, and certain other items the Company believes are not indicative of its core operating performance. It defines non-GAAP selling, general, and administrative expenses as selling, general, and administrative expenses other than stock-based compensation and non-capitalized transaction costs, and non-GAAP research and development expenses as research and development expenses other than stock-based compensation. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of adjusted EBITDA to net loss for the three and nine months ended September 30, 2021 and September 30, 2020 , respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net Loss	$(48,368)	$(92,062)	$(272,102)	$(540,771)
Income tax expense	25	40	74	34
Interest expense	6	9	19	26
Depreciation & amortization	2,895	2,509	8,635	6,998
Non-capitalized transaction costs*	—	—	—	697
Stock-based compensation	12,169	8,625	48,704	18,575
Change in fair value of warrants	(34,432)	15,280	34,650	341,772
Adjusted EBITDA	$(67,705)	$(65,599)	$(180,020)	$(172,669)

A reconciliation of selling, general, and administrative expenses to non-GAAP selling, general, and administrative expenses for the three and nine months ended September 30, 2021 and September 30, 2020, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Selling, general, and administrative expenses	49,859	30,936	133,276	83,738
Stock-based compensation	8,540	5,056	37,004	11,472
Non-capitalized transaction costs*	—	—	—	697
Depreciation & amortization	1,592	1,448	4,774	3,809
Non-GAAP selling, general, and administration expenses	$39,727	$24,432	$91,498	$67,760

A reconciliation of research and development expenses to non-GAAP research and development expenses for the three and nine months ended September 30, 2021 and September 30, 2020, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Research and development expenses	35,593	46,075	107,859	117,276
Stock-based compensation	3,629	3,570	11,700	7,103
Depreciation & amortization	1,304	1,156	3,861	3,189
Non-GAAP Research and development expenses	$30,660	$41,349	$92,298	$106,984
_____________
*Non-capitalized transaction costs include non-recurring expenses related to preparation and filing of an S-1 registration statement in the first quarter of 2020.

For investor relations inquiries:
Seth Zaslow – Vice President, Investor Relations
seth.zaslow@virgingalactic.com

For media inquiries:
Aleanna Crane – Vice President, Communications
aleanna.crane@virgingalactic.com